Exhibit 99.1

Taylor Morrison Announces Final Results of Exchange Offers for William Lyon Notes

SCOTTSDALE, AZ, February 6, 2020 – Taylor Morrison Home Corporation (NYSE:TMHC) (“Taylor Morrison”) announced today the final results of Taylor Morrison Communities, Inc.’s (“TMCI”) offers to exchange (the “Exchange Offers”) any and all outstanding senior notes (the “William Lyon Notes”) of three series issued by William Lyon Homes, Inc. (“William Lyon”) for up to $1.09 billion aggregate principal amount of new notes to be issued by TMCI (the “Taylor Morrison Notes”). The Exchange Offers expired at 12:01 a.m., New York City time, on February 6, 2020 (the “Expiration Date”).

As of the Expiration Date, an aggregate of approximately $1.04 billion principal amount of William Lyon Notes had been validly tendered and not validly withdrawn as set forth in the table below:

			William Lyon Notes Tendered as of 12:01 a.m., New York City time, on February 6, 2020
Title of Series of William Lyon Notes	CUSIP Number of William Lyon Notes	Aggregate Principal Amount Outstanding	Principal Amount	Percentage
6.00% Senior Notes due 2023	96926DAU4	$350,000,000	$324,004,000	92.57%
5.875% Senior Notes due 2025	96926DAR1	$436,886,000	$428,410,000	98.06%
6.625% Senior Notes due 2027	96926DAV2 U96799AJ7	$300,000,000	$290,400,000	96.80%

Eligible holders of William Lyon Notes who validly tendered and did not validly withdraw such notes at or prior to the Expiration Date are eligible to receive $1,000 principal amount of the Taylor Morrison Notes of the applicable series for each $1,000 principal amount of William Lyon Notes pursuant to the terms set forth in the offering memorandum and consent solicitation statement, dated December 5, 2019 (as supplemented, the “Offering Memorandum”), and the related letter of transmittal, each as supplemented prior to the Expiration Date.

The Exchange Offers were conditioned upon, among other things, the closing of Taylor Morrison’s acquisition of William Lyon Homes (the “Merger”), which was completed on February 6, 2020. As of the Expiration Date, all conditions to the Exchange Offers were satisfied and TMCI has accepted the William Lyon Notes that were validly tendered (and not validly withdrawn) in the Exchange Offers. The settlement date of the Exchange Offers is expected to occur on February 10, 2020.

Each Taylor Morrison Note issued in the Exchange Offers for a validly tendered William Lyon Note will have an interest rate and maturity date that is identical to the interest rate and maturity date of the tendered William Lyon Note, as well as identical interest payment dates and optional redemption terms, except that a redemption notice may be mailed between 10 days and 60 days before a date for redemption. No accrued and unpaid interest is payable upon acceptance of any William Lyon Notes in the Exchange Offers. However, the first interest payment on the Taylor Morrison Notes will include the accrued and unpaid interest from the applicable William Lyon Notes tendered in exchange therefor so that a tendering eligible holder will receive the same interest payment it would have received had its William Lyon Notes not been tendered in the Exchange Offers.

In addition, on February 6, 2020, TMCI notified the trustee for the applicable William Lyon Notes that it has delivered to The Depository Trust Company for the holders of such William Lyon Notes the aggregate amount to be paid to such holders as consent payments, upon the terms and subject to the conditions in the Offering Memorandum, or TMCI’s separate consent solicitation statement, dated December 5, 2019, as applicable, in respect of the consents validly delivered and not revoked thereunder. As a result, the supplemental indentures, which were executed on December 18, 2019, effecting the amendments (the “Amendments”) to eliminate substantially all of the covenants in the indentures governing the William Lyon Notes, including the requirement to offer to repurchase the William Lyon Notes upon a change of control, and eliminate certain other restrictive provisions and events that may lead to an “Event of Default” in such indentures, have become operative.

Documents relating to the Exchange Offers were distributed to eligible holders of William Lyon Notes who completed and returned an eligibility form confirming that they are either (i) a “U.S. person” that is a “qualified institutional buyer” under Rule 144A or an “accredited investor” under Regulation D or (ii) not a “U.S. person” under Regulation S and is outside the United States and who is a “non-U.S. qualified offeree” for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers are described in the Offering Memorandum.

The Taylor Morrison Notes offered in the Exchange Offers have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the Taylor Morrison Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the

Securities Act, and any applicable state securities laws. The Exchange Offers were made solely pursuant to the offering memorandum and consent solicitation statement and letter of transmittal and only to such persons and in such jurisdictions as are permitted under applicable law.

Forward-Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Taylor Morrison and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Taylor Morrison, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks and uncertainties that could cause actual results to differ from forward-looking statements include, among other things: the inherent uncertainty associated with financial or other projections, including anticipated synergies; the integration of Taylor Morrison and William Lyon Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and William Lyon Homes, and the amount of time it may take to realize those benefits, if at all; the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger; any unanticipated difficulties or expenditures relating to the Merger; the response of business partners and retention as a result of the announcement of the transaction; and the anticipated size of the markets and continued demand for Taylor Morrison’s and William Lyon Homes’ homes and the impact of competitive responses to the transaction. Additional risks and uncertainties are described in Taylor Morrison’s and William Lyon Homes’ respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including as described under the heading “Risk Factors” in Taylor Morrison’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, in William Lyon Homes’ Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 28, 2019, and in their respective subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required by law, neither Taylor Morrison nor William Lyon Homes has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com